EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Odyssey Marine Exploration, Inc. and Subsidiaries on Form S-8
Of our report dated February 14, 2006, which appears on page 29 of the Annual Report on Form 10-K of Odyssey Marine Exploration, Inc. for the year ended December 31, 2005.



/s/ Ferlita, Walsh & Gonzalez, P.A.

Ferlita, Walsh & Gonzalez, P.A.
Certified Public Accountants

Tampa, Florida

June 1, 2006